Exhibit j(ii) under Form N-1A Exhibit 23 under Item 601/Reg S-K

Deloitte & Touche USA LLP
200 Berkeley Street
Boston, MA 02116-5022
USA
Tel: +1 617 437 2000 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to the Registration Statement No. 33-36729 on Form N-1A of our report dated October 18, 2005 Relating to the financial statements and financial highlights of Federal Municipal Securities Income Trust (comprised of the following funds: Federated California Municipal Income Fund, Federated Michigan Intermediate Municipal Trust, and Federated Vermont Municipal Income Fund), appearing in the corresponding Annual Reports on Form N-CSR of Federated Municipal Securities Income Trust for the year ended August 31, 2005 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 29, 2006

Member of
Deloitte Touche Tohmatsu